
EUA ENERGY CAPITAL & SERVICES I
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
ASSETS
------

Non-utility property          $ 0.6
Less accumulated provision for depreciation           0.2
                              -----
Net non-utility property          0.4
Leases receivable          2.2
Other          0.8
                              -----
     Total other investments               3.4
                              -----
Current Assets:
     Cash and temporary cash investments               0.4
     Leases receivable                         0.2
     Accounts receivable, net
          Customers          0.9
          Others                         0.4
     Accounts receivable-associated companies               8.1
                                        -----
               Total current assets                    10.0
                                        -----
                              $13.4
               Total assets                         =====

CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Partnerships' capital                         $11.1
                                        -----
               Total capitalization                    11.1
                                        -----
Current Liabilities:
     Accounts payable - associated companies               0.5
     Other current liabilities               1.3
                                        -----
               Total current liabilities               1.8
                                        -----
Deferred credits                         0.5
                                        -----
               Total liabilities and capitalization               $13.4
                                        =====
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